Exhibit 5.1
                         Symbollon Pharmaceuticals, Inc.
                                 37 Loring Drive
                         Framingham, Massachusetts 01702
                                 (508) 620-7676
                               Fax: (508) 620-7111


October 17, 2003

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702


Ladies and Gentlemen:

I have acted as general counsel for Symbollon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of its Registration Statement on Form SB-2 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to 5,000,000 shares of its Class A Common Stock, $.001 par value per share (the "Shares") which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, and Amended Bylaws; and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits filed with the Commission.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, once (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Shares have been issued as contemplated by the Registration Statement, and (iii) the Company has received the consideration in the manner described in the Registration Statement, the Shares will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.




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I am an attorney licensed to practice in the Commonwealth of Massachusetts. I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. The Shares may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


Very truly yours,

/s/  Paul C. Desjourdy
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Paul C. Desjourdy